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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated January 13, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Versant Corporation on Form 10-K for the year ended October 31, 2008. We hereby consent to the incorporation by reference of said reports in the previously filed Registration Statements of Versant Corporation on Forms S-8 (File Nos. 333-08537, effective July 19, 1996, 333-29947, effective June 24, 1997, 333-80827, effective June 16, 1999, 333-43480, effective August 10, 2000, 333-58152, effective April 2, 2001, 333-67776, effective August 17, 2001, 333-87922, effective May 9, 2002, 333-107956, effective August 14, 2003, 333-113871, effective March 24, 2004, 333-125368, effective May 31, 2005, 333-130601, effective December 22, 2005, 333-143278, effective May 25, 2007, and 333-152550, effective July 25, 2008).

/s/ Grant Thornton LLP
San Francisco, California January 13, 2009

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  EXHIBIT 23.01